Exhibit 10.44

ASSIGNMENT AND ASSUMPTION OF MASTER LEASE,
PARTIAL TERMINATION OF MASTER LEASE AND
ASSIGNMENT AND ASSUMPTION OF SUBLEASES

THIS ASSIGNMENT AND ASSUMPTION OF MASTER LEASE, PARTIAL TERMINATION OF MASTER LEASE AND ASSIGNMENT AND ASSUMPTION OF SUBLEASES (“Agreement”) is dated as of this 7th day of July 2004, by and between PACIFIC SHORES INVESTORS, LLC, a Delaware limited liability company (“PSI”), and BROADVISION, INC., a Delaware corporation (“BroadVision”).

R E C I T A L S :

A.            PSI’s predecessor-in-interest, Pacific Shores Center LLC, and BroadVision have previously entered into that certain Triple Net Building Lease dated as of February 15, 2000, as amended by that certain undated Memorandum of Commencement of Lease Term (referencing the Commencement Date of the Lease of May 1, 2001), that certain Agreement to Resolve Certain Tenant Improvement Disputes with Respect to B-4, B-5 & B-6 dated as of January 8, 2002, and that certain First Amendment to Lease (Building 6 - 1600 Seaport Boulevard) dated as of May 9, 2002 (collectively, the “Master Lease”), under which BroadVision leases from PSI certain premises identified therein and commonly known as Building 6, Pacific Shores Center, 1600 Seaport Boulevard, Redwood City, California 94060 (the “Premises”).  A true and complete copy of the Master Lease is attached to this Agreement as Exhibit A.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.

B.            BroadVision and Symantec Corporation, a Delaware corporation (“Symantec”), as successor-in-interest to Recourse Technologies, Inc., a Delaware corporation, are parties to that certain Sublease dated October 31, 2001, as amended by that certain Consent to Sublease dated November 29, 2001, that certain First Amendment to Sublease dated as of October 14, 2002, that certain First Amendment to Consent to Sublease dated as of November 25, 2002, that certain letter dated January 24, 2003 re: First Amendment to Sublease Terms (Commencement Date), that certain Second Amendment to Sublease dated as of October 20, 2003, that certain Second Amendment to Consent to Sublease dated as of January 9, 2004, and that certain undated Commencement Date Agreement (referencing the Commencement Date of the Term of the 2nd Amendment of March 1, 2004) (collectively, the “Symantec Sublease”), under which Symantec subleases from BroadVision a portion of the Premises more particularly identified therein.  A true and correct copy of the Symantec Sublease is attached to this Agreement as Exhibit B-1.

C.            BroadVision and Nextance, Inc., a Delaware corporation (“Nextance”) have previously entered into that certain Sublease dated April 2, 2002, as amended by that certain Consent to Sublease dated May 24, 2002 (collectively, the “Nextance Sublease”), under which Nextance subleases from BroadVision a portion of the Premises more particularly identified therein.  A true and correct copy of the Nextance Sublease is attached to this Agreement as Exhibit B-2.

D.            BroadVision and E2Open, Inc., a Delaware corporation (“E2Open”), as successor-by-merger to E2Open, LLC, a Delaware limited liability company, have previously entered into that certain Sublease dated June 19, 2002, as amended by that certain Consent to Sublease dated July 25, 2002, that certain undated Commencement Date Memorandum (referencing the Commencement Date of July 19, 2002), that certain Amendment One to Sublease dated as of August    , 2002, and that certain Letter Agreement re: Sublease Utility Charges dated June 24, 2004 (collectively, the “E2Open Sublease”), under which E2Open subleases from BroadVision a portion of the Premises more particularly identified therein.  A true and correct copy of the E2Open Sublease is attached to this Agreement as Exhibit B-3.

E.             BroadVision and MedExpert International, Inc., a Delaware corporation (“MedExpert”) have previously entered into that certain Sublease dated May 28, 2003, as amended by that certain Early Occupancy Agreement dated as of May 29, 2003, and that certain Consent to Sublease dated June     , 2003 (collectively, the “MedExpert Sublease”), under which MedExpert subleases from BroadVision a portion of the Premises more particularly identified therein.  A true and correct copy of the MedExpert Sublease is attached to this Agreement as Exhibit B-4.

F.             BroadVision and Postini, Inc., a Delaware corporation (“Postini”) have previously entered into that certain Sublease dated September 22, 2003, as amended by that certain Consent to Sublease dated September 1, 2003 (collectively, the “Postini Sublease”), under which Postini subleases from BroadVision a portion of the Premises more particularly identified therein.  A true and correct copy of the Postini Sublease is attached to this Agreement as Exhibit B-5.

G.            Symantec, Nextance, E2Open, MedExpert and Postini are sometimes referred to herein, individually, each as a “Subtenant,” and, collectively, as the “Subtenants.”  The Symantec Sublease, the Nextance Sublease, the E2Open Sublease, the MedExpert Sublease and the Postini Sublease are sometimes referred to herein, individually, each as a “Sublease,” and, collectively, as the “Subleases.”  Those portions of the Premises that are subleased to the Subtenants under the Subleases shall be collectively referred to herein as the “Subleased Premises”.

H.            BroadVision has requested that PSI accept an assignment of all of BroadVision’s estate, right, title and interest in, to and under the Master Lease, the Subleases and the Premises, and that PSI assume BroadVision’s obligations under the Master Lease and the Subleases.  PSI is prepared to accept such assignment and to assume such obligations upon, and subject to, all of the terms and conditions hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
TRANSFER DATE

1.1           For purposes herein, the term “Transfer Date” shall mean the date that all of the following conditions have been satisfied:

1.1.1        BroadVision has paid the First Installment (as defined in Section 5.1 below) to PSI in accordance with Section 5.1 below;

1.1.2        BroadVision has delivered the modification to the Existing LC (as defined in Section 5.2.1 below) to PSI in accordance with Section 5.2.1 below;

1.1.3        BroadVision has delivered the New LC (as defined in Section 5.2.2 below) to PSI in accordance with Section 5.2.2 below;

1.1.4        BroadVision has delivered the Warrant (as defined in Section 5.3 below) to PSI in accordance with Section 5.3 below;

1.1.5        BroadVision has delivered the Bill of Sale (as defined in Section 5.4 below) to PSI in accordance with Section 5.4 below and has fulfilled its obligations pursuant to Section 5.5 below with respect to the Service Contracts;

1.1.6        BroadVision has surrendered the Subleased Premises and has vacated and surrendered the Terminated Premises to PSI in accordance with Article 6 below;

1.1.7        BroadVision has executed and delivered to PSI that certain lease of even date herewith for approximately fifty thousand (50,000) square feet of rentable area at the Pacific Shores Center (“New Lease”), and has delivered the letter of credit required by Section 4.06 of the New Lease;

1.1.8        BroadVision has satisfied all of the Sublease Transfer Conditions (as defined in Article 3 below); and

1.1.9        BroadVision has delivered all information, material and documents to PSI required under this Agreement and BroadVision has satisfied all conditions required of it under this Agreement prior to the Transfer.

1.2           PSI and BroadVision shall use their respective commercially reasonable, good faith efforts to cause the Transfer Date to occur on or before August 1, 2004, but in any event as soon as reasonably practicable.  If the Transfer Date has not occurred on or before August 30, 2004, then, at any time thereafter, either party shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement and the New Lease by sending written notice to the other party prior to the occurrence of the Transfer Date, in which event the Master Lease shall remain unmodified and in full force and effect.

ARTICLE 2
ASSIGNMENT AND ASSUMPTION OF MASTER LEASE; NO MERGER

Effective as of the Transfer Date, and subject to the terms, conditions and provisions of this Agreement and conditioned upon the performance by BroadVision of its obligations hereunder, BroadVision hereby assigns, sells, transfers, sets over and delivers to PSI all of BroadVision’s estate, right, title and interest, as lessee, in, to and under the Master Lease and the Premises, and PSI hereby accepts such assignment and assumes, and agrees to perform, pay and discharge all terms, covenants, conditions and obligations of BroadVision as lessee under the Master Lease, including, but not limited to, payment of all rent due thereunder, arising or accruing from and after the Transfer Date.  Notwithstanding the foregoing, subject to the terms of Article 7 below, BroadVision shall remain obligated under the Master Lease to pay to PSI, as lessor under the Master Lease, all amounts owing by the lessee under the Master Lease to the extent arising or accruing prior to the Transfer Date, including, but not limited to, “Lessee’s Share” of “Operating Expenses” and all other “Additional Rent,” as those terms are defined in the Master Lease.  Notwithstanding that PSI holds fee title to the Building and the real property upon which the Building is located, it is the express intent of PSI and BroadVision that the assignment of BroadVision’s interest in the Master Lease to PSI not effect a merger of the leasehold estate into the fee.

ARTICLE 3
ASSIGNMENT AND ASSUMPTION OF SUBLEASES

Effective as of the Transfer Date, and subject to the terms, conditions and provisions of this Agreement and conditioned upon the performance by BroadVision of its obligations hereunder, BroadVision hereby assigns, sells, transfers, sets over and delivers to PSI all of BroadVision’s estate, right, title and interest, as sublandlord, in, to and under the Subleases (and any security deposits held by BroadVision under the Subleases, such amounts to be transferred pursuant to Section 7.3 hereof), and PSI hereby accepts such assignment and assumes, and agrees to perform, pay and discharge all terms, covenants, conditions and obligations of BroadVision, as sublandlord, under the Subleases arising or accruing from and after the Transfer Date.  In addition, on or before the Transfer Date, BroadVision shall do all of the following (collectively, the “Sublease Transfer Conditions”):  (a) BroadVision shall do all acts and pay all fees and costs as may be required to effectuate an assignment of the Subtenant Letters of Credit (as defined in Section 8.5 below) to PSI; (b) BroadVision shall provide to PSI estoppel certificates dated not earlier than July 1, 2004, and duly executed by all of the Subtenants, each of which estoppel certificates shall (i) certify, if true, that the applicable Sublease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify, if true, that such Sublease, as so modified, is in full force and effect), (ii) certify the date to which the rent and other charges under such Sublease have been paid in advance, if any, (iii) acknowledge, if true, that there are not, to such Subtenant’s knowledge, any uncured defaults on the part of the sublandlord under such Sublease, or specify such defaults if any are claimed, (iv) certify or acknowledge such other matters as are reasonably requested by PSI or its lender (including, without limitation, confirmation that any expansion, first offer, first refusal or other similar rights of such Subtenant have been exercised, have expired or continue in effect, as the case may be), and (v) be in a form, and upon terms, reasonably acceptable to PSI and PSI’s lender, it being understood that PSI shall prepare draft estoppel certificates for execution by the

Subtenants; (c) BroadVision shall provide to PSI subordination, nondisturbance and attornment agreements dated not earlier than July 1, 2004, and duly executed and acknowledged by all of the Subtenants, substantially in the form attached to the New Lease as Exhibit “F” thereto; and (d) BroadVision shall provide to PSI a written notice addressed to each Subtenant duly executed by BroadVision notifying such Subtenant of the assignment of its respective Sublease, providing PSI’s address for future payment of rent, and informing such Subtenant of the transfer of its security deposit, if any, in accordance with the requirements of California Civil Code § 1950.7(d).

ARTICLE 4
PARTIAL TERMINATION OF MASTER LEASE

PSI and BroadVision hereby agree that, subject to the terms, conditions and provisions of this Agreement and conditioned upon the performance by BroadVision of its obligations hereunder, the Master Lease shall terminate and be of no further force or effect as to the portion of the Premises described on Exhibit H attached hereto (the “Terminated Premises”) only as of the Transfer Date; provided, however, that it is not the intent of the parties that the foregoing partial termination of the Master Lease would in any way adversely affect any expansion, first offer, first refusal or other similar rights of any of the Subtenants, and PSI hereby covenants and agrees to honor all of such rights as set forth in, and in accordance with, the Subleases.  From and after the Transfer Date, references in the Master Lease to the “Premises” shall be deemed to include only the Subleased Premises and not the Terminated Premises, unless the context clearly requires otherwise.

ARTICLE 5
CONSIDERATION

5.1           Cash Consideration.  As consideration for PSI’s execution of this Agreement and PSI’s obligations hereunder, BroadVision shall pay Pacific Shores the sum of Thirty-Six Million Two Hundred Thousand and No/100 Dollars ($36,200,000.00) in two equal installments, as follows: (a) the first installment of Eighteen Million One Hundred Thousand and No/100 Dollars ($18,100,000.00) shall be paid by wire transfer of immediately available funds to PSI on or before the Transfer Date (“First Installment”) and timely payment of such First Installment shall be a condition to the effectiveness of this Agreement; and (b) the second installment of Eighteen Million One Hundred Thousand and No/100 Dollars ($18,100,000.00) shall be paid by wire transfer of immediately available funds to PSI on or before January 7, 2005 (“Second Installment”).

5.2           Letters of Credit

5.2.1        BroadVision previously delivered a letter of credit to PSI (which included a confirmation thereof) under the Master Lease in the amount of Fourteen Million Four Hundred Three Thousand Seven Hundred Seventy-Six and No/100 dollars ($14,403,776.00) (“Existing LC”).  As consideration for PSI’s execution of this Agreement and PSI’s obligations hereunder, on or before the Transfer Date, BroadVision shall cause the Existing LC to be modified by the issuing and confirming banks to provide, in addition to any and all rights PSI has under the Master Lease with respect to the Existing LC, (i) that, if required by PSI’s lender(s), (a)

PSI and PSI’s lender(s) shall be co-beneficiaries under the Existing LC or (b) PSI’s lender(s) shall the beneficiary(ies) under the Existing LC, (ii) that the beneficiary(ies) may draw on the Existing LC, in whole or in part, if (a) BroadVision fails to pay either the First Installment or the Second Installment, as provided for herein, or (b) a bankruptcy or other similar insolvency proceeding (e.g., an assignment for the benefit of creditors) under state law is commenced by or against BroadVision, (iii) that the beneficiary(ies) may draw on the Existing LC upon the presentment of the Existing LC to the issuing or confirming bank accompanied by a sight draft and letter from the beneficiary(ies) stating that it (they) is (are) entitled to draw on the Existing LC, and (iv) for a final expiry date no sooner than June 30, 2005.  Such modification to the Existing LC shall be at the sole cost and expense of BroadVision.

5.2.2        As consideration for PSI’s execution of this Agreement and PSI’s obligations hereunder, on or before the Transfer Date, BroadVision shall deliver an unconditional, irrevocable, standby letter of credit, in the amount of Three Million Six Hundred Ninety-Six Thousand Two Hundred Twenty-Four and No/100 Dollars ($3,696,224.00), in a form and issued or confirmed by a commercial money center bank reasonably satisfactory to PSI with retail branches in San Francisco, California, designating either (1) PSI as beneficiary or (2) if required by PSI’s lender(s), (a) PSI and PSI’s lender(s) as co-beneficiaries, or (b) PSI’s lender(s) as beneficiary(ies) (“New LC”).  The New LC shall further provide that the beneficiary(ies) may draw on the New LC, in whole or in part, if (a) BroadVision shall fail to pay either the First Installment or the Second Installment, as provided for in this Agreement, (b) a bankruptcy or other similar insolvency proceeding (e.g., an assignment for the benefit of creditors) under state law is commenced by or against BroadVision, (c) BroadVision shall fail to honor its indemnification obligations to PSI under Article 11 of this Agreement, or (d) BroadVision shall fail to pay the Termination Payment, as defined in the New Lease, in the event BroadVision shall have exercised its termination right under the New Lease.  The New LC shall (1) have a final expiry date no sooner than June 30, 2005, and (2) provide that is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions) International Chamber of Commerce Publication 500 or International Standard Practice 1998 (ISP 98), International Chamber of Commerce Practice, Publication No. 590.  The beneficiary(ies) may draw on the New LC upon the presentment of the New LC to the issuing bank accompanied by a sight draft and letter from the beneficiary(ies) stating that it (they) is (are) entitled to draw on the New LC.

5.2.3        The proceeds of any draw under the New LC or the Existing LC shall be for the sole benefit and account of, and may be retained (unconditionally) by, PSI or PSI’s lender(s).

5.2.4        Within one hundred (100) days following PSI’s receipt of both the First Installment and the Second Installment, PSI shall return (1) the New LC, less any amounts previously drawn under the New LC because of BroadVision’s failure to honor its indemnification obligations to PSI under Article 11 of this Agreement, and (2) the Existing LC, to BroadVision.  Notwithstanding the foregoing, if BroadVision elects to exercise its right to make the Termination Payment as provided for under the New Lease, then PSI or PSI’s lender(s) shall retain the New LC, less any amounts previously drawn under the New LC because of BroadVision’s failure to honor its indemnification obligations to PSI under Article 11 of this Agreement as support for such Termination Payment, and PSI shall return the same upon its expiration as provided for herein.

5.3           Warrants.  Concurrent with the execution of this Agreement, BroadVision will deliver to PSI a warrant in the form of Exhibit E (the “Warrant”) entitling PSI or its assignees to purchase up to seven hundred thousand (700,000) shares of BroadVision common stock exercisable at $5.00 per share pursuant to the terms of the Warrant.

5.4           Transferred Property.  Effective as of the Transfer Date, BroadVision shall convey to PSI all right, title and interest in and to that certain furniture, fixtures and equipment currently located in the Premises, as set forth on the Inventory attached hereto as Exhibit C (the “Transferred Property”).  BroadVision shall convey the Transferred Property to PSI pursuant to a Bill of Sale and Assignment substantially in the form attached hereto as Exhibit D (the “Bill of Sale”), which document shall be executed and delivered by BroadVision to PSI concurrently with BroadVision’s execution and delivery of this Agreement to PSI.  PSI shall thereafter execute and deliver the Bill of Sale to BroadVision.

5.5           Assignment of Certain Service Contracts.  Effective as of the Transfer Date, and pursuant to the Bill of Sale, BroadVision shall assign to PSI all right, title and interest in and to those Service Contracts (as defined in Section 8.7 below) which PSI shall have elected, by delivery of written notice to BroadVision prior to the Transfer Date, to assume.  On or before the Transfer Date, BroadVision shall provide to PSI written notices duly executed by BroadVision to third parties under any Service Contracts which PSI has elected to assume, changing the address for service of notice and delivery of statements and bills.

ARTICLE 6
SURRENDER OF PREMISES

BroadVision hereby agrees to surrender and deliver exclusive possession of the Subleased Premises, subject to the Subleases, to PSI on or before the Transfer Date, in their current condition, without the removal of any tenant improvements, furniture, fixtures or equipment.  BroadVision hereby further agrees to vacate the Terminated Premises and surrender and deliver exclusive possession of the Terminated Premises and all improvements thereon to PSI on or before the Transfer Date, broom clean in good order, condition and repair, ordinary wear and tear excepted, in accordance with the provisions of Section 17.09 of the Master Lease.  Any provisions of the Master Lease that could be read to require the removal from the Subleased Premises or the Terminated Premises of any alterations, additions or improvements (or restoration following such removal) that were made in compliance with Section 6.03 of the Master Lease, are hereby expressly waived.  BroadVision shall remain liable for any alterations, additions or improvements (or restoration following such removal) that were not made in compliance with Section 6.03 of the Master Lease, notwithstanding the assignment and assumption of the Master Lease and partial termination of the Master Lease as provided for in this Agreement.  On or before the Transfer Date, BroadVision shall deliver to PSI all of the keys or other access devices to the Terminated Premises and to any other locked areas which are part of the Terminated Premises, and any keys or other access devices to the Subleased Premises which are in BroadVision’s possession or control, if any.  On or before the Transfer Date, BroadVision shall, without expense to PSI, remove or cause to be removed from the Terminated Premises all debris and rubbish.  If BroadVision fails to timely remove or cause to be removed all such debris and rubbish from the Terminated Premises, then PSI may do so and may charge the cost thereof to BroadVision.

ARTICLE 7
PRORATIONS

Except as otherwise indicated, all revenues, income, receivables, costs, expenses and payables relating to the Premises, the Master Lease and the Subleases (including, without limitation, rents payable and receivable, Operating Expenses, other Additional Rent, and subtenant reimbursements) shall be prorated on a cash basis as of 11:59 p.m. on the day preceding the Proration Date (as defined in Section 7.6 below) in accordance with the following provisions:

7.1           Master Lease.  BroadVision shall be responsible for the timely payment of all Base Rent and Additional Rent owing under items (i) and (ii) of Section 4.05 of the Master Lease (including any adjustments related to Operating Expenses or taxes) through the Proration Date, and for the timely payment of all other Additional Rent (including any adjustments related to other charges, costs or expenses) and other amounts as provided for under, and as required by, the Master Lease through the Transfer Date, subject to the proration of all such Base Rent, Additional Rent and other amounts in accordance herewith.  Notwithstanding the foregoing, if the Transfer Date has not occurred prior to August 6, 2004, BroadVision shall be required to pay to PSI on August 6, 2004, all Base Rent and Additional Rent owing for August 2004 (the “August 2004 Rent”); provided that, if the Transfer Date occurs or if the August 2004 Rent is paid, in either event on or before August 6, 2004, then, notwithstanding anything to the contrary contained in the Master Lease, BroadVision shall not be in breach of the Master Lease and shall not be liable for any late fees on account of its failure to pay the August 2004 Rent prior to August 6, 2004.

7.2           Subleases.  To the extent collected by BroadVision prior to the Transfer Date, all rents, reimbursements and other amounts payable by the Subtenants under their respective Subleases (for purposes of this Section 7.2, herein referred to as “Sublease Rents”) shall be prorated as of the Proration Date by credit against proratable items payable to BroadVision, and, to the extent of any excess, by payment from BroadVision to PSI.

From and after the Transfer Date, all payments of Sublease Rents (regardless of the period to which the same apply) shall be made to PSI.  PSI shall have no obligation to collect for BroadVision any Sublease Rents from the Subtenants applicable to periods prior to the Proration Date, nor shall PSI have any obligation to litigate or declare a default under any of the Subleases by reason of any such unpaid Sublease Rents applicable to periods prior to the Proration Date.  From and after the date of this Agreement, BroadVision shall not have the right to institute or continue any legal, equitable or other action, suit, arbitration or pursue any claim against the Subtenants for any matter relating to the Premises or the Subleases (other than a counterclaim, affirmative defense, or cross-complaint in any action initiated against BroadVision by any Subtenant).  After the Transfer Date, BroadVision shall not be entitled to collect any delinquent Sublease Rents payable to BroadVision by any Subtenant for periods prior to the Proration Date.  Delinquent Sublease Rents relating to periods prior to the Proration Date and collected by PSI following the Transfer Date, if any, net of the costs of collection (including attorneys’ fees), shall be applied first to amounts currently due under the Subleases, second to any amounts overdue to PSI, and lastly to any amounts overdue to BroadVision (which amounts shall be paid to BroadVision by PSI).

7.3           Sublease Deposits.  BroadVision shall pay to PSI an amount equal to the amount of all Subtenant Security Deposits (as defined in Section 8.5 below).  For purposes of this Section 6.3, the amount of each Subtenant Security Deposit shall include interest accrued thereon and held for the benefit of the applicable Subtenant, if any.  BroadVision shall indemnify, defend, and hold and save PSI, its partners, and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all loss, cost, damage, expense, and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from BroadVision’s application of any Subtenant Security Deposit or draw under any Subtenant Letter of Credit in breach of the terms of the applicable Sublease.

7.4           Utilities.  Except to the extent payable by the Subtenants pursuant to the terms of their respective Subleases, all utility charges and other expenses incurred in the ordinary course of managing and operating the Premises disclosed in the Books and Records (as defined in Section 8.9 below) and not covered elsewhere in this Article 7 shall be prorated on an accrual basis as of the Proration Date.

7.5           Service Contracts.  Amounts payable under Service Contracts which PSI has elected to assume shall be prorated on an accrual basis as of the Proration Date.  BroadVision shall terminate all Service Contracts which PSI has not elected to assume hereunder, including, without limitation, payment of all charges in connection therewith.

7.6           Prorations Generally.  As used herein, the “Proration Date” shall be determined as of the Transfer Date as follows:  (a) if the Transfer Date occurs on or before August 6, 2004, then the Proration Date shall be the earlier to occur of (i) the Transfer Date, or (ii) August 1, 2004; or (b) if the Transfer Date occurs after August 6, 2004, then the Proration Date shall be that date which is five (5) calendar days prior to the Transfer Date.  Except as set forth above, all prorations shall be made in accordance with customary practice for real estate transactions in San Mateo County, California.  BroadVision and PSI shall use commercially reasonable efforts prior to the Transfer Date to prepare a schedule of prorations covering as many items to be prorated as practicable on or before the Transfer Date.  To the extent that such schedules show that BroadVision has underpaid on account of Lessee’s Share of Operating Expenses and/or other Additional Rent as of the Transfer Date (subject to proration as set forth herein), such underpayment shall be paid by BroadVision to PSI on the Transfer Date; to the extent that such schedule shows that BroadVision has overpaid on account of Lessee’s Share of Operating Expenses and/or other Additional Rent as of the Transfer Date (subject to proration as set forth herein), BroadVision shall not be entitled to any reimbursement for such overpayment until the final accounting for the calendar year 2004 has been prepared and the annual reconciliation of Lessee’s Share of Operating Expenses and/or other Additional Rent has been determined in accordance with the terms of the Master Lease.  To the extent that such schedule shows that any Subtenant has overpaid for operating expenses as of the Proration Date, such overpayment shall be paid by BroadVision to PSI on the Transfer Date; to the extent that such schedule shows that any Subtenant has underpaid for operating expenses as of the Proration Date, BroadVision shall not be entitled to any reimbursement for such underpayment until the final accounting for the calendar year 2004 has been prepared and the annual reconciliation of expense reimbursements payable by subtenants has been determined.  All prorations shall be adjusted, if necessary, and completed after the Transfer Date as soon as final information becomes available.  Subsequent to the Transfer Date, PSI and BroadVision shall each render periodic accountings to the other of amounts received or paid by them subject to proration and, if such accountings show any amounts owing from one party to the other, the party owing such amount shall promptly pay it.  BroadVision and PSI agree to cooperate and to use commercially reasonable efforts to complete such prorations no later than thirty (30) days after the Transfer Date, except for any annual reconciliation of Lessee’s Share of Operating Expenses and/or Additional Rent payable under the Master Lease and any expense reimbursements payable by Subtenants which cannot be completed until the final accounting for the calendar year 2004 has been prepared.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES BY BROADVISION

In addition to any express agreements of BroadVision contained herein, the following constitute representations and warranties of BroadVision to PSI which shall be true and correct as of the date hereof and as of the Transfer Date as if remade in a separate certificate at that time, and which shall specifically survive the Transfer Date.

8.1           Authority.  BroadVision has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, including, but not limited to, the Bill of Sale, and to consummate the transactions contemplated hereby; and the individuals executing this Agreement and the instruments referenced herein (including, but not limited to, the Bill of Sale) on behalf of BroadVision and the officers or directors of BroadVision have the legal power, right, and actual authority to bind BroadVision to the terms and conditions hereof and thereof.

8.2           Adverse Claims.  BroadVision has not received written notice of, and to the best of BroadVision’s knowledge, (i) there are no uncured defaults by BroadVision under the Subleases, (ii) there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting BroadVision’s possession or occupancy of the Premises or its subleasing of any portion thereof, and (iii) BroadVision has no claim, controversy, dispute, quarrel, or disagreement against or with any of the Subtenants.  Further, no Subtenant has given any notice to BroadVision of any defenses to, offsets or claims against rents payable or any other obligations under any of the Subleases.

8.3           Default Notices and Governmental Regulations.  To the best of BroadVision’s knowledge, there are no violations of laws bearing on the construction, alteration, rehabilitation, maintenance, use or operation of the Premises or any portion thereof subject to the Subleases, and BroadVision has not received any notices from any authority, insurance company or any of the Subtenants of any defects or inadequacies in or violations relating to any portion of the Premises.

8.4           Hazardous Materials.  To the best of BroadVision’s knowledge, all operations and activities upon, and use and occupancy of, all or any part of the Premises by BroadVision and the Subtenants are in compliance with all state, federal and local laws and regulations governing any toxic, hazardous or radioactive substances, materials, or waste (“Hazardous Materials”).  BroadVision has not received written notice of, and to the best of

BroadVision’s knowledge there is no, proceeding or inquiry by any authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Materials in, on, under or about the Premises.  BroadVision has not received written notice of, and to the best of BroadVision’s knowledge there has been no, production, storage or disposal on the Premises of any Hazardous Material by BroadVision or the Sublessee in violation of law.

8.5           Subleases.  Attached hereto as Exhibit F is a true, correct and complete list (the “Rent Roll”) setting forth:  (i) the name of all Subtenants and a description of their respective Subleases (including all riders, supplements and amendments); (ii) the portion of the Premises and the total number of square feet of Rentable Area covered by each Sublease (including any options to expand); (iii) the date, commencement date, and expiration date (including option periods) of each Sublease; (iv) the current monthly rental payable and future increases under each Sublease (including base rent and any expense reimbursements) and other charges payable by such Subtenant; (v) the amount of all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Subtenants to BroadVision or any other person relative to the Premises owed to any Subtenants pursuant to the terms of their respective Subleases (collectively, “Subtenant Security Deposits”), and the amount of all letters of credit issued to BroadVision, as beneficiary, as security for or in connection with any obligations of Subtenants under their respective Subleases (collectively, “Subtenant Letters of Credit”); (vi) whether any Subtenant is entitled to any storage space or parking; (vii) whether any rents or other charges are in arrears or prepaid and the period to which such arrearages or prepayments relate; (viii) all incentives, concessions, abatements, allowances or inducements granted to each Subtenant (including any not completed tenant improvement work), and (ix) any unpaid leasing commissions, broker’s commissions or finder’s fees with respect to each Sublease (including potential obligations in connection with the exercise of any unexercised options to expand or extend).  Each Sublease (A) has been duly authorized and executed by BroadVision and, to the best of BroadVision’s knowledge, by the respective Subtenant thereunder; (B) is in full force and effect according to the terms set forth therein; (C) sets forth the entire agreement between BroadVision and the respective Subtenant thereunder with respect to the subject portion of the Subleased Premises; and (D) covers only that portion of the Premises described hereinabove with respect to such Sublease.  BroadVision has not granted to any Subtenant any tenant improvement allowance or similar tenant allowance or cash payment (e.g., refurbishment allowance or moving allowance) or any early termination right, except as expressly set forth in the Subleases.  All of BroadVision’s obligations under the Subleases have been performed in accordance with the requirements thereof.  No Subtenant has been released or discharged, either voluntarily or involuntarily, from any future obligation related to its respective Sublease.  Each Subtenant is in occupancy of the entire portion of the Subleased Premises under its respective Sublease.  BroadVision has not entered into any subleases, occupancies or tenancies in effect pertaining to the Premises, except the Subleases described on the Rent Roll (true, correct and complete copies of which have been delivered to PSI by BroadVision pursuant to this Agreement), and BroadVision has no knowledge of any oral agreements between BroadVision and any other party, including the Subtenants, with respect to the occupancy of the Premises.  Neither BroadVision’s interest in the Subleases nor BroadVision’s interest in any of the rentals due or to become due under the Subleases shall be assigned, encumbered or subject to any liens as of the Transfer Date.

8.6           Leasing Commissions.  There are no leasing commissions, broker’s commissions or finder’s fees due and owing, or which may become due or owing, with respect to the Subleases (including potential obligations in connection with the exercise of any unexercised options to expand or extend).  No leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm, corporation or entity whomsoever after the Proration Date with respect to the Subleases.

8.7           Service Contracts.  Attached hereto as Exhibit G is a true, correct and complete list of all service contracts, maintenance contracts, operating contracts, management contracts, warranties, guarantees, bonds, listing agreements, parking contracts and like contracts and agreements relating to the Premises (“Service Contracts”).  BroadVision heretofore has provided PSI with complete copies of all Service Contracts (including all supplements, amendments and modifications thereto).  There are no Service Contracts (whether oral or written) which affect or will affect or which are or will be obligations of PSI or the Premises, other than those Service Contracts which have been delivered to PSI by BroadVision pursuant to this Agreement and which PSI has elected to assume, if any.  All of BroadVision’s obligations under the Service Contracts have been performed in accordance with the requirements thereof.  BroadVision shall indemnify, defend, and hold and save PSI, its partners, and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all loss, cost, damage, expense, and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any of the Service Contracts which PSI has not elected to assume.  PSI will cooperate with BroadVision to take commercially reasonable steps (but at no additional cost to PSI) to minimize any future obligations of BroadVision under the Service Contracts not assumed by PSI.

8.8           Personal Property and Equipment.  BroadVision is not entitled to remove any personal property or equipment provided to the Subtenants pursuant to or in connection with the terms of the Subleases.  BroadVision shall not make any claim against any of the Subtenants to recapture or remove any personal property and/or equipment from the Subtenants under the Subleases, and all such personal property and/or equipment shall be included in the Transferred Property transferred by BroadVision to PSI pursuant to this Agreement and the Bill of Sale.  BroadVision has good and marketable title to the Transferred Property set forth on Exhibit C, free and clear of all liens and encumbrances.

8.9           Books and Records.  Prior to the Transfer Date BroadVision shall make available to PSI, and upon the Transfer Date BroadVision shall deliver and assign to PSI, all financial and other books and records maintained specifically in connection with the operation of the Premises (collectively, the “Books and Records”), including, without limitation, the following, all of which shall be in form and content sufficient to allow PSI to calculate each Subtenant’s expense pass-throughs and to satisfy all requirements under the Subleases with regard to documentation of charges payable by Subtenants:  (a) for the calendar year 2003:  (i) complete copies of all statements and similar billing correspondence to the Subtenants; (ii) a complete detailed general ledger, by expense category of the expenses of the Premises (preferably including copies of all invoices for expenses of the Premises); and (iii) each reconciliation of expense pass-throughs to the Subtenants either billed in 2003 (whether for calendar year 2003 or for previous periods) or related to 2003 (but billed in later periods); and (b) for the year-to-date 2004:  (I) complete copies of all statements and similar billing correspondence to the Subtenants; (II) a complete detailed general ledger, by expense category of the expenses of the Premises (including copies of all invoices for expenses of the Premises); and (III) copies of all BroadVision checks or wire transfers for payment of expenses of the Premises paid during the sixty (60) days preceding the Proration Date.  BroadVision shall indemnify, defend, and hold and save PSI, its partners, and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all loss, cost, damage, expense, and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any breach of the terms of any of the Subleases arising out of or in connection with any inaccuracy or incompleteness of any of such financial or other accounting information or any Books and Records.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES BY PSI

In addition to any express agreements of PSI contained herein, the following constitute representations and warranties of PSI to BroadVision which shall be true and correct as of the Transfer Date:  (i) PSI has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby; (ii) the individuals executing this Agreement and the instruments referenced herein on behalf of PSI have the legal power, right and actual authority to bind PSI to the terms and conditions hereof and thereof; and (iii) there are no required third party consents or approvals to this Agreement that have not been obtained.

ARTICLE 10
OPERATIONS PENDING TRANSFER

10.1         BroadVision’s Covenants Regarding Operation of the Premises Through the Transfer Date.  From and after the date of this Agreement, through and including the Transfer Date, BroadVision covenants as follows:

10.1.1      BroadVision, at its sole cost and expense, shall comply with all terms of the Master Lease;

10.1.2      BroadVision shall not make any alterations to the Premises, except for repairs (in which case, BroadVision shall provide prior notice thereof to PSI, if practicable, and if prior notice is not practicable, then BroadVision shall provide notice to PSI promptly thereafter);

10.1.3      BroadVision shall not modify, extend, terminate or otherwise change any of the terms, covenants or conditions of any of the Subleases or enter into any new subleases or any other obligations or agreements affecting the Premises, or any portion thereof, without the prior written consent of PSI in each instance, which consent may be withheld in PSI’s sole discretion;

10.1.4      BroadVision shall not accept from any Subtenant payment of rent more than one month in advance nor apply any security deposit to rent or any other sum due from, or on account of any default by, any Subtenant;

10.1.5      BroadVision shall not extend, renew, modify or replace any of the Service Contracts without the prior written consent of PSI and, either prior to the Transfer Date or as soon thereafter as reasonably practicable, BroadVision shall cancel all Service Contracts which PSI has not elected to assume, it being understood that BroadVision shall be solely responsible for performance under any Service Contracts which PSI has not elected to assume and which are not canceled by their terms as of the Transfer Date;

10.1.6      BroadVision shall promptly notify PSI of any change in any condition with respect to the Premises, the Master Lease, the Subleases or the Service Contracts, or of any event or circumstance which makes any representation or warranty of BroadVision under this Agreement untrue or misleading in any material respect; and

10.2         PSI’s Covenants Regarding Operation of the Premises Through the Transfer Date.  From and after the date of this Agreement, through and including the Transfer Date, PSI shall comply with all terms of the Master Lease and shall continue to provide all services and manage and maintain the Premises as required of the lessor under the Master Lease.

10.3         Breach By BroadVision or PSI.  In the event of a breach by BroadVision of any of the representations and warranties set forth in Article 8 above, or the covenants set forth in Section 10.1 above, PSI shall have the right to pursue any remedy available to it at law or in equity.  In the event of any breach by PSI of any of the representations and warranties set forth in Article 9 above, or the covenant set forth in Section 10.2 above, BroadVision shall have the right to pursue any remedy available to it at law or in equity.

ARTICLE 11
INDEMNITIES

The indemnification obligations of BroadVision under the Master Lease shall survive the assignment of BroadVision’s interest in the Master Lease to PSI pursuant to this Agreement with respect to any matters which arise or accrue prior to the Transfer Date.  In addition, BroadVision hereby agrees to indemnify, protect, defend and hold PSI and its officers, directors, partners, members, agents, attorneys, and employees harmless from and against any and all claims, losses, liabilities, actions, causes of action, penalties, demands, and expenses of any kind or nature, including reasonable attorneys’ fees, arising out of, resulting from, or relating to (i) any breach by BroadVision, prior to and including the Transfer Date, of any of BroadVision’s obligations under the Subleases, including, but not limited to, with respect to any security deposit held in connection therewith or with respect to its failure to provide E2Open or Symantec proper notices under their respective Subleases with respect to expansion space or right of first refusal space, (ii) any conflict between any expansion, first offer, first refusal or other similar rights granted to the Subtenants by BroadVision, whether the same arose prior to, on or after the Transfer Date, or (ii) any breach by BroadVision of the terms of Article 8 or Section 10.1 of this Agreement.  PSI hereby agrees to indemnify, protect, defend and hold BroadVision and its officers, directors, partners, agents, attorneys, and employees harmless from and against any and all claims, losses, liabilities, actions, causes of action, penalties, demands, and expenses of any kind or nature, including reasonable attorneys’ fees, arising out of, resulting from, or relating to (i) any breach by PSI after the Transfer Date of any of PSI’s obligations under the Master Lease or the Subleases, or (ii) any breach by PSI of the terms of Article 9 or Section 10.2 of this Agreement.

ARTICLE 12
MISCELLANEOUS

12.1         Notices.  Unless otherwise expressly provided herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by reputable overnight courier service or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the date of receipt thereof at the address set forth below the signature of the appropriate party.  Notices of change of address shall be given by written notice as described in this Section.

If to PSI:	Pacific Shores Investors, LLC c/o Paul Holdings, Inc. 350 California Street, Suite 1905 San Francisco, California 90025 Attention: Mr. Jay Paul

With a copy to:	Allen Matkins Leck Gamble & Mallory LLP Three Embarcadero Center, 12th Floor San Francisco, California 94111-4074 Attn: Nicholas B. Waranoff, Esq.

If to BroadVision:	BroadVision, Inc. 585 Broadway Redwood City, California 94063 Attention:Legal Department

with a copy to:	Cooley Godward LLP One Maritime Plaza, 20th Floor San Francisco, California 94111 Attention: Kenneth Guernsey, Esq.

12.2         Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable (other than provisions going to the essence of this Agreement), the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

12.3         Waivers.  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

12.4         Survival.  The covenants, agreements, representations and warranties made herein shall survive the Transfer Date.

12.5         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

12.6         Attorneys’ Fees.  In the event that either party hereto brings any action or suit against the other party by reason of any breach of any of the covenants, agreements or provisions on the part of such other party arising out of this Agreement, then all costs and expenses, including reasonable attorneys’ and experts’ fees and costs, incurred by the prevailing party therein shall be paid by the other party.

12.7         Entire Agreement.  This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties.  The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

12.8         Time of the Essence.  BroadVision and PSI hereby acknowledge and agree that time is of the essence with respect to each and every term, condition, obligation and provision hereof.

12.9         Construction.  Headings at the beginning of each Section and subparagraph are solely for the convenience of the parties and are not a part of the Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to Sections and subparagraphs are to this Agreement.  All exhibits referred to in this Agreement are attached and incorporated herein by this reference.  If the date on which PSI or BroadVision is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday or federal or state holiday, then the action shall be taken on the next succeeding business day.

12.10       Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

12.11       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

12.12       No Joint Venture.  This Agreement shall not create a partnership or joint venture relationship between PSI and BroadVision.

12.13       Required Actions of PSI and BroadVision.  PSI and BroadVision agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the assignments and assumptions herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.

12.14       Confidentiality.  PSI and BroadVision agree to keep the terms and conditions of this Agreement confidential, disclosing the terms hereof only to the extent necessary to satisfy the minimum financial reporting disclosure requirements, or as otherwise may be required by the parties’ respective lenders.  Notwithstanding the foregoing, BroadVision may disclose terms of this Agreement (i) at the request of any regulatory authority or self-regulatory organization, including in connection with an examination of BroadVision or its affiliates by any such authority or organization, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provision of any applicable law or regulation, or (iv) at the direction of any other agency of any state of the United States or of any other jurisdiction in which BroadVision or its affiliates conducts their business.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written hereinabove.

PACIFIC SHORES INVESTORS, LLC, a Delaware limited liability company							BROADVISION, INC., a Delaware corporation

By:	Pacific Shores Mezzanine, LLC, a Delaware limited
	liability company, its sole member						By:	/s/ Pehong Chen
							Name:	Pehong Chen
	By:	Pacific Shores Junior Mezz, LLC, a Delaware					Title:	Chairman, CEO & President
limited liability company, its sole member
							By:	/s/ Scott C. Neely
		By:	Pacific Shores Junior Mezz Managers,				Name:	Scott C. Neely
			LLC, a Delaware limited liability				Title:	VP, General Counsel & Asst. Secty
company, its sole member

			By:	Pacific Shores Development, LLC, a
Delaware limited liability company, its
sole member

				By:	Technology Land LLC, a
California limited liability
company, Operating Member

					By:	/s/ Joseph K. Paul
Joseph K. Paul, Sole Managing Member